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                                                                   EXHIBIT 10.20


                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of October 11, 2000, by and between T/R Systems, Inc. (the "Borrower") and Silicon Valley Bank a California chartered bank doing business in Massachusetts as Silicon Valley East ("Bank").

DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Promissory Note and Loan and Security Agreement dated October 17, 1997, as amended (collectively, the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement was modified, pursuant to, among other documents, a Fourth Loan Modification Agreement pursuant to which, among other things, the Committed Revolving Line was increased to Three Million Dollars ($3,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1. The following term under Section 1.1 entitled "Definitions" is hereby amended to read as follows:

                           "Committed Revolving Maturity Date" is October 14, 2001.

                           Sub-section (3) of the defined term "Eligible Foreign Accounts" set forth in Section 1.1 entitled "Definitions" is hereby amended in part to provide for Accounts owing from Minolta Co., LTD., Ricoh Company, LTD. and Hitachi Koki Imaging Systems, Ikon Office Solutions Inc., Toshiba America Business Solutions, Inc., and the subsidiaries of each company, and other accounts approved by Bank on a case by case basis.

                  2. Subsection (a) of Section 2.3 entitled "Interest Rates, Payments, and Calculations" is hereby amended as follows:

                           Interest Rate. Except as set forth in Section 2.3(b), any Credit Extensions shall bear interest, on the average daily balance thereof, at a per annum rate equal to .25 of one percentage point above the Prime Rate.

                  3.            Sub-sections (a), (b), and (g) of Section 6.3
                           entitled "Financial Statements, Reports,
                           Certificates" is hereby amended to read as follows:

                           (a) as soon as available, but in any event within 45 days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank.

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                           (b)      as soon as available, but in any event with
                           90 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank.

                           (g) within 45 days after the last day of each quarter, with the quarterly financial statements, a Compliance Certificate signed by a Responsible Officer.

                  3.            Sub-section (ii) of Section 6.3 entitled
                           "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

                           At such times as Credit Extensions are outstanding or prior to a Credit Extension if no Credit Extensions are outstanding, Bank shall have the right from time to time to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every 12 months unless an Event of Default has occurred or is continuing.

                  4.            Section 6.8 entitled "Quick Ratio" is hereby
                           amended to read as follows:

                           Borrower shall maintain, as of the last day of each calendar quarter, a ratio of Quick Assets to Current Liabilities less deferred revenues of at least 2.00 to 1.00.

                  5.            Section 6.9 entitled "Tangible Net Worth" is
                           hereby amended to read as follows:

                           Borrower shall maintain as of the last day of each calendar quarter, a Tangible Net Worth of not less than $15,000,000.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Three Thousand Seven Hundred and Fifty Dollars ($3,750.00) ("Loan Fee"). Upon Borrower requesting a Credit Extension in excess of $1,500,000, Borrower shall pay Bank an additional fee in the amount of Three Thousand Seven Hundred and Fifty Dollars ($3,750.00) (the "Increase Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

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         This Loan Modification Agreement is executed as of the date first written above.

BANK:                                      BORROWER:

SILICON VALLEY BANK                        T/R SYSTEMS, INC.


By:  /s/ Tom Vertin                        By:  /s/ Lyle W. Newkirk
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Name:    Tom Vertin                        Name:    Lyle W. Newkirk
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Title:   Executive Vice President          Title: Senior Vice President and CFO
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